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                                                                      Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors of
J.C. Penney Company, Inc.:


We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28390, 33-59666, 33-66070, 33-66072, 333-13949, 333-22627, 333-
22607, 333-33343, 333-27329, 333-71237, 333-45536) and Form S-3 (No. 333-57019)
of J. C. Penney Company, Inc. of our reports dated February 22, 2001, relating to the consolidated balance sheets of J. C. Penney Company, Inc. and subsidiaries as of January 27, 2001 and January 29, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows and the financial statement schedule for each of the years in the three-year period ended January 27, 2001, which reports are included or incorporated by reference in the Annual Report on Form 10-K of J. C. Penney Company, Inc. for the year ended January 27, 2001.


                                               /s/ KPMG LLP



Dallas, Texas
April 24, 2001